FIRST AMENDMENT TO
1998 STOCK OPTION PLAN

This First Amendment (the "First Amendment") to the 1998 Stock Option Plan (the "Plan") of Home Solutions of America, Inc., a Delaware corporation (the "Company"), is dated as of May 20, 2003.

WHEREAS, during 1998, the Company's stockholders approved the Plan;

WHEREAS, on May 20, 2003, at the Company's 2003 Annual Stockholders' Meeting, upon the recommendation of the Company's Board of Directors, the Company's stockholders approved amending the Plan to increase the number of shares available for grant thereunder, as evidenced by this First Amendment.

NOW THEREFORE, the Company's stockholders have agreed as follows:

1.         In Section 3 of the Plan, entitled "Stock", the number "1,000,000" is hereby deleted and replaced with the number "2,000,000."

2.         Except as expressly amended hereby, the Plan remains in full force and effect.  Capitalized terms that are not defined herein shall have the same meaning assigned to them in the Plan.

IN WITNESS WHEREOF, the Secretary of the Company has set his hand hereto as of the date set forth above, to evidence the approval by the Company's stockholders of this First Amendment.

/s/ R. ANDREW WHITE R. Andrew White, Secretary